EXHIBIT 5(b)

                        WORSHAM, FORSYTHE & WOOLDRIDGE, L.L.P.
                            Attorneys and Counselors at Law
                             30th Floor, 1601 Bryan Street
                                  Dallas, Texas 75201
                                        ------

                             Telephone (214) 979-3000
                                 Fax (214) 880-0011

                                  December 20, 1999

Texas Utilities Company
1601 Bryan Street
Dallas, Texas 75201

Ladies and Gentlemen:

              Referring to the Registration Statement on Form S-8 to be filed by Texas Utilities Company, doing business as TXU Corp ("Company"), on or about the date hereof with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended, for the registration of up to 800,000 shares of the Company's common stock, without par value ("Stock"), to be offered from time to time in connection with the Deferred and Incentive Compensation Plan of the Texas Utilities Company System (the "Plan") and of an indeterminate amount of interests in the Plan, we are of the opinion that:

              1. The Company is a corporation validly organized and existing under the laws of the State of Texas.

              2. All requisite action necessary to make valid the interests in the Plan has been taken.

             The Plan comtemplates the purchase on the open market of shares of Stock to be held in trust for the Plan. Any such shares so purchased will be validly issued, fully paid and non-assessable.

              We hereby consent to the use of our name in the Registration Statement, and to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                            Very truly yours,


                                            WORSHAM, FORSYTHE
                                            & WOOLDRIDGE, L.L.P.


                                            By:  /s/  T. A. Mack
                                               -------------------------
                                                               A Partner